Exhibit 16

Mantyla MCREYNOLDS  LLC

                   The CPA. Never Underestimate The Value.K

June 26, 2007

U.S. Securities & Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Ladies and Gentlemen:

We have read the statements of Source Direct Holdings, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated June 18, 2007 and agree with such statements as they pertain to our firm.  We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

\s\ Mantyla McReynolds, LLC

MANTYLA McREYNOLDS, LLC

5872 South 900 East, Suite 250•Salt Lake City, Utah 84121•(801) 269-1818•Fax (801) 266-3481